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                                                                   EXHIBIT 10.98

                                SECOND AMENDMENT
                                       TO
                           2000 EQUITY INCENTIVE PLAN
                                       OF
                        COUNTRYWIDE FINANCIAL CORPORATION
                        (AMENDED AS OF NOVEMBER 12, 2003)

         WHEREAS, the Board of Directors of Countrywide Financial Corporation (the "Company") declared a stock dividend effective as of April 12, 2004 which represents a 3-for-2 split of the Company's common stock; and

         WHEREAS, pursuant to Section 8.2 of the 2000 Equity Incentive Plan of Countrywide Financial Corporation (as Amended and Restated November 12, 2003) (the "2000 Stock Plan"), the Compensation Committee of the Board of Directors ("the Committee") or the Board of Directors shall appropriately and equitably adjust the number of shares of common stock or other securities which are subject to the 2000 Stock Plan or subject to any Awards theretofore granted, including the exercise or settlement price of Options, so as to maintain the proportionate number of shares or other securities which are subject to the 2000 Stock Plan without changing the aggregate exercise or settlement price;

         NOW THEREFORE, the 2000 Stock Plan is amended to read as follows effective April 12, 2004.

         1.       Section 3.1, Aggregate Limits, is hereby deleted and new
                  Section 3.1, is inserted in its place as follows:

                  "AGGREGATE LIMITS. The aggregate number of shares of the Company's common stock, par value $.05 per share ("Shares"), that may be made the subject of Awards granted under this Plan is 33,500,000, of which a maximum of 2,000,000 Shares may be issued in the form of Restricted Stock (as defined below). The maximum number of shares subject to the Plan shall be adjusted as provided in Section 8 of the Plan upon a change in the capital structure of the Company. The maximum number of Shares that may be made the subject of Awards to Nonemployee Directors under this Plan in any one calendar year is 100,000 with respect to Options and 60,000 shares with respect to Restricted Stock. The Company shall reserve for the purpose of this Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board."

         2.       Section 3.2, Tax Code Limits, is hereby deleted and new
                  Section 3.2 is inserted in its place as follows:

                  "TAX-CODE LIMITS. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Eligible Person, shall not exceed 6,000,000. Notwithstanding anything to the

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                  contrary in this Plan, the foregoing limitations shall be
                  subject to adjustment under Section 8 only to the extent that such adjustment will not affect the status of any Option intended to qualify as "performance based compensation" under Code Section 162(m). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as "performance-based compensation" under Code Section 162(m)."

         IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized officer this 14th day of April, 2004.

                                        Countrywide Financial Corporation

                                        By: /s/ Thomas H. Boone
                                            ------------------------------------
                                            Thomas H. Boone
                                            Senior Managing Director,
                                            Chief Administrative Officer

/s/ Gerard A. Healy
---------------------------------
Gerard A. Healy
Assistant Secretary